EXHIBIT I

COLUMBIA FUNDS SERIES TRUST

As of December 15, 2018

Funds	Class C Shares	Class R Shares
Columbia AMT-Free California Intermediate Muni Bond Fund	0.75%	N/A
Columbia AMT-Free Georgia Intermediate Muni Bond Fund	0.75%	N/A
Columbia AMT-Free Maryland Intermediate Muni Bond Fund	0.75%	N/A
Columbia AMT-Free North Carolina Intermediate Muni Bond Fund	0.75%	N/A
Columbia AMT-Free South Carolina Intermediate Muni Bond Fund	0.75%	N/A
Columbia AMT-Free Virginia Intermediate Muni Bond Fund	0.75%	N/A
Columbia Capital Allocation Moderate Aggressive Portfolio	0.75%	0.50%
Columbia Capital Allocation Moderate Conservative Portfolio	0.75%	0.50%
Columbia Convertible Securities Fund	0.75%	0.50%
Columbia Global Strategic Equity Fund	0.75%	0.50%
Columbia Large Cap Enhanced Core Fund	N/A	0.50%
Columbia Large Cap Growth Fund III	0.75%	0.50%
Columbia Large Cap Index Fund	N/A	N/A
Columbia Overseas Value Fund	0.75%	0.50%
Columbia Select Global Growth Fund	0.75%	0.50%
Columbia Select International Equity Fund	0.75%	0.50%
Columbia Select Large Cap Equity Fund	0.75%	0.50%
Columbia Mid Cap Value Fund	0.75%	0.50%
Columbia Short Term Bond Fund	0.75%	0.50%
Columbia Short Term Municipal Bond Fund	0.75%	N/A
Columbia Small Cap Index Fund	N/A	N/A
Columbia Small Cap Value Fund II	0.75%	0.50%